Redfin Reports Third Quarter 2024 Financial Results

SEATTLE - November 7, 2024 - Redfin Corporation (NASDAQ: RDFN) today announced results for its third quarter ended September 30, 2024.

Third Quarter 2024
Third quarter revenue was $278.0 million, an increase of 3% compared to the third quarter of 2023. Gross profit was $101.9 million, an increase of 4% year-over-year. Real estate services gross profit was $48.7 million, a decrease of 10% year-over-year, and real estate services gross margin was 28%, compared to 30% in the third quarter of 2023.

Net loss was $33.8 million, compared to a net loss of $19.0 million in the third quarter of 2023. Net loss attributable to common stock was $34.1 million. Net loss per share attributable to common stock, diluted, was $0.28, compared to net loss per share, diluted, of $0.17 in the third quarter of 2023.

Adjusted EBITDA was $3.9 million, down from an adjusted EBITDA of $7.7 million in the third quarter of 2023.

“Redfin’s third-quarter results were within our guidance range, and we’re now forecasting fourth-quarter growth in market share and revenues,” said Redfin CEO Glenn Kelman. “Already, shifting our real estate agents to a commissions-based model has improved close rates, with industry-leading attach rates for mortgage and title services. And now, the growth in our digital businesses and our reductions in headquarters costs will let us fund more demand-generation. With plans to hire hundreds of agents between now and next spring, we’re emerging from a year of record low U.S. home sales ready to go on the attack.”

Third Quarter Highlights
•Third quarter market share was 0.76% of U.S. existing home sales by units, compared to 0.78% in the third quarter of 2023.
•Average lead agents of 1,757, up 1 percent compared to the third quarter of 2023 and marking Redfin’s second straight quarter of sequential agent growth.
•Achieved a 27% mortgage attach rate in the third quarter of 2024, up from 22% in the third quarter of 2023.1
•Maintained momentum in loyalty sales, with 37% of sales coming from loyalty customers compared to 36% in the third quarter of 2023.
•Announced the nationwide expansion of our Redfin Next agent pay plan and transitioned all existing agents to the plan on October 27. To date, Redfin has hired more than 500 agents to join the brokerage under Next.
•Launched Redfin Teams nationwide, helping teams of up to five agents formally partner to expand their business and grow their career to a new level. More than 180 agents have joined the program since it launched in September, including over 50 who are new to the brokerage.

•Extended Redfin Redesign’s reach by partnering with five additional multiple listing services. The AI-powered home design tool is now available on more than 355,000 for-sale listings across the U.S. and to any U.S. homeowner who has claimed their home on Redfin.
•Expanded Redfin’s rental tools nationwide, which was announced on October 15. Property managers across the country can now use Redfin to list rental homes for free, connect with renters across Redfin’s family of sites, and manage the application and renter screening process.
•Supported agents and customers through the National Association of Realtors settlement changes by integrating a consumer-friendly fee agreement into our tour scheduling process and giving customers who commit to Redfin early a better deal through Sign & Save.

(1) Attach rate reflects total closed loans for Redfin buy-side customers divided by Redfin buy-side transactions with a mortgage (excluding cash transactions) for the period. We previously reported only the inclusive attach rate (includes cash transactions in the denominator), which was 21% in the third quarter of 2024, compared to 18% in the third quarter of 2023.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of November 7, 2024, and are subject to substantial uncertainty.

For the fourth quarter of 2024 we expect:
•Total revenue between $237 million and $247 million, representing a year-over-year growth between 9% and 13% compared to the fourth quarter of 2023. Included within total revenue are real estate services revenue between $144 million and $150 million, rentals revenue of $51 million, mortgage revenue between $28 million and $32 million and other revenue between $13 million and $14 million.
•Total net loss is expected to be between $32 million and $25 million, compared to net loss of $23 million in the fourth quarter of 2023. This guidance includes approximately $22 million in total marketing expenses, $18 million of stock-based compensation, $9 million in depreciation and amortization, and $7 million in net interest expense. Adjusted EBITDA is expected to be between $1 million and $8 million. Furthermore, we expect to pay a final dividend of 20,427 shares of common stock to our preferred stockholder.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2023, as supplemented by our quarterly report for the quarter ended March 31, 2024, each of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measure
To supplement our consolidated financial statements that are prepared and presented in accordance with GAAP, we also compute and present adjusted EBITDA, which is a non-GAAP financial measure. We believe adjusted EBITDA is useful for investors because it enhances period-to-period comparability of our financial statements on a consistent basis and provides investors with useful insight into the underlying trends of the business. The presentation of this financial measure is not intended to be considered in isolation or as a substitute of, or superior to, our financial information prepared and presented in accordance with GAAP. Our calculation of adjusted EBITDA may be different from adjusted EBITDA or similar non-GAAP financial measures used by other companies, limiting its usefulness for comparison purposes. Our adjusted EBITDA for the three and nine months ended September 30, 2024 and 2023 is presented below, along with a reconciliation of adjusted EBITDA to net loss.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, rentals, lending, and title insurance services. We run the country's #1 real estate brokerage site. Our customers can save thousands in fees while working with a top agent. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Our rentals business empowers millions nationwide to find apartments and houses for rent. Since launching in 2006, we've saved customers more than $1.6 billion in commissions. We serve approximately 100 markets across the U.S. and Canada and employ over 4,000 people.

Redfin-F

Contacts

Investor Relations
Meg Nunnally
ir@redfin.com

Public Relations
Mariam Sughayer
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$165,660	$149,759
Restricted cash	174	1,241
Short-term investments	—	41,952
Accounts receivable, net of allowances for credit losses of $3,945 and $3,234	74,971	51,738
Loans held for sale	212,921	159,587
Prepaid expenses	30,531	33,296
Other current assets	20,514	7,472
Total current assets	504,771	445,045
Property and equipment, net	43,312	46,431
Right-of-use assets, net	26,275	31,763
Mortgage servicing rights, at fair value	2,534	32,171
Long-term investments	—	3,149
Goodwill	461,349	461,349
Intangible assets, net	104,127	123,284
Other assets, noncurrent	8,705	10,456
Total assets	$1,151,073	$1,153,648
Liabilities, mezzanine equity, and stockholders' (deficit) equity
Current liabilities
Accounts payable	$14,280	$10,507
Accrued and other liabilities	101,040	90,360
Warehouse credit facilities	208,817	151,964
Lease liabilities	13,347	15,609
Total current liabilities	337,484	268,440
Lease liabilities, noncurrent	22,853	29,084
Convertible senior notes, net, noncurrent	571,644	688,737
Term loan	243,646	124,416
Deferred tax liabilities	647	264
Total liabilities	1,176,274	1,110,941
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 shares issued and outstanding at September 30, 2024 and December 31, 2023	39,992	39,959
Stockholders’ (deficit) equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 123,945,380 and 117,372,171 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	124	117
Additional paid-in capital	886,592	826,146
Accumulated other comprehensive loss	(140)	(182)
Accumulated deficit	(951,769)	(823,333)
Total stockholders’ (deficit) equity	(65,193)	2,748
Total liabilities, mezzanine equity, and stockholders’ (deficit) equity	$1,151,073	$1,153,648

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$278,015	$268,956	$798,697	$758,595
Cost of revenue(1)	176,152	170,616	516,436	501,927
Gross profit	101,863	98,340	282,261	256,668
Operating expenses
Technology and development(1)	40,332	44,392	128,976	139,196
Marketing(1)	27,186	24,095	92,324	97,531
General and administrative(1)	58,788	55,380	181,366	186,584
Restructuring and reorganization	2,509	—	4,732	7,159
Total operating expenses	128,815	123,867	407,398	430,470
Loss from continuing operations	(26,952)	(25,527)	(125,137)	(173,802)
Interest income	1,839	2,060	5,132	8,170
Interest expense	(8,537)	(1,603)	(19,497)	(5,291)
Income tax expense	12	(239)	(375)	(882)
Gain on extinguishment of convertible senior notes	—	6,495	12,000	68,848
Other expense, net	(144)	(158)	(559)	(537)
Net loss from continuing operations	(33,782)	(18,972)	(128,436)	(103,494)
Net loss from discontinued operations	—	—	—	(3,634)
Net loss	$(33,782)	$(18,972)	$(128,436)	$(107,128)

Dividends on convertible preferred stock	(282)	(335)	(706)	(858)

Net loss from continuing operations attributable to common stock—basic and diluted	$(34,064)	$(19,307)	$(129,142)	$(104,352)
Net loss attributable to common stock—basic and diluted	$(34,064)	$(19,307)	$(129,142)	$(107,986)

Net loss from continuing operations per share attributable to common stock—basic and diluted	$(0.28)	$(0.17)	$(1.07)	$(0.93)
Net loss attributable to common stock per share—basic and diluted	$(0.28)	$(0.17)	$(1.07)	$(0.96)

Weighted-average shares to compute net loss per share attributable to common stock—basic and diluted	122,876,102	114,592,679	120,553,264	112,141,342

Net loss	$(33,782)	$(18,972)	$(128,436)	$(107,128)
Other comprehensive income
Foreign currency translation adjustments	4	(15)	2	(73)
Unrealized gain on available-for-sale debt securities	—	210	40	617
Comprehensive loss	$(33,778)	$(18,777)	$(128,394)	$(106,584)

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenue	$2,819	$3,037	$8,603	$10,173
Technology and development	9,135	8,391	26,092	24,759
Marketing	1,131	1,337	3,911	3,836
General and administrative	5,217	6,035	15,336	16,380
Total	$18,302	$18,800	$53,942	$55,148

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating Activities
Net loss	$(128,436)	$(107,128)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,340	48,443
Stock-based compensation	53,942	55,382
Amortization of debt discount and issuance costs	2,280	2,873
Non-cash lease expense	9,046	12,909
Impairment costs	—	113
Net gain on IRLCs, forward sales commitments, and loans held for sale	(1,809)	(1,767)
Change in fair value of mortgage servicing rights, net	(742)	1,065
Gain on extinguishment of convertible senior notes	(12,000)	(68,848)
Other	548	(2,013)
Change in assets and liabilities:
Accounts receivable, net	(23,377)	(238)
Inventory	—	114,232
Prepaid expenses and other assets	(10,141)	9,696
Accounts payable	3,802	177
Accrued and other liabilities, deferred tax liabilities, and payroll tax liabilities, noncurrent	11,772	(19,346)
Lease liabilities	(11,993)	(14,864)
Origination of mortgage servicing rights	(170)	(699)
Proceeds from sale of mortgage servicing rights	30,549	1,122
Origination of loans held for sale	(3,071,291)	(2,798,337)
Proceeds from sale of loans originated as held for sale	3,018,634	2,858,656
Net cash (used in) provided by operating activities	(96,046)	91,428
Investing activities
Purchases of property and equipment	(8,984)	(9,235)
Purchases of investments	—	(76,866)
Sales of investments	39,225	124,681
Maturities of investments	6,395	59,383
Net cash provided by investing activities	36,636	97,963
Financing activities
Proceeds from the issuance of common stock pursuant to employee equity plans	4,757	5,790
Tax payments related to net share settlements on restricted stock units	(1,574)	(15,961)
Borrowings from warehouse credit facilities	3,088,179	2,803,589
Repayments to warehouse credit facilities	(3,031,326)	(2,861,779)
Principal payments under finance lease obligations	(56)	(73)
Repurchases of convertible senior notes	(106,953)	(212,401)
Repayment of term loan principal	(1,563)	—
Payments of debt issuance costs	(2,222)	—
Proceeds from term loan	125,000	—
Net cash provided by (used in) financing activities	74,242	(304,347)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2	(73)
Net change in cash, cash equivalents, and restricted cash	14,834	(115,029)
Cash, cash equivalents, and restricted cash:
Beginning of period	151,000	242,246
End of period	$165,834	$127,217

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Monthly average visitors (in thousands)	49,413	51,619	48,803	43,861	51,309	52,308	50,440	43,847
Real estate services transactions
Brokerage	13,324	14,178	10,039	10,152	13,075	13,716	10,301	12,743
Partner	3,440	3,395	2,691	3,186	4,351	3,952	3,187	2,742
Total	16,764	17,573	12,730	13,338	17,426	17,668	13,488	15,485
Real estate services revenue per transaction
Brokerage	$12,363	$12,545	$12,433	$12,248	$12,704	$12,376	$11,556	$10,914
Partner	3,025	2,859	2,367	2,684	2,677	2,756	2,592	2,611
Aggregate	10,447	10,674	10,305	9,963	10,200	10,224	9,438	9,444
U.S. market share by units	0.76%	0.77%	0.77%	0.72%	0.78%	0.75%	0.79%	0.76%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	56%	56%	55%	55%	56%	55%	53%	57%
Average number of lead agents	1,757	1,719	1,658	1,692	1,744	1,792	1,876	2,022
Mortgage originations by dollars (in millions)	$1,214	$1,338	$969	$885	$1,110	$1,282	$991	$1,036
Mortgage originations by units (in ones)	2,900	3,192	2,365	2,293	2,786	3,131	2,444	2,631

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended September 30, 2024
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Revenue	$175,136	$51,660	$35,621	$15,598	$—	$278,015
Cost of revenue	126,421	12,366	30,214	7,151	—	176,152
Gross profit	48,715	39,294	5,407	8,447	—	101,863
Operating expenses
Technology and development	26,927	10,648	675	889	1,193	40,332
Marketing	12,907	13,600	667	12	—	27,186
General and administrative	18,263	24,074	5,885	1,215	9,351	58,788
Restructuring and reorganization	—	—	—	—	2,509	2,509
Total operating expenses	58,097	48,322	7,227	2,116	13,053	128,815
(Loss) income from continuing operations	(9,382)	(9,028)	(1,820)	6,331	(13,053)	(26,952)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	38	100	(2,966)	266	(4,268)	(6,830)
Net (loss) income from continuing operations	$(9,344)	$(8,928)	$(4,786)	$6,597	$(17,321)	$(33,782)

	Three Months Ended September 30, 2024
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Net (loss) income from continuing operations	$(9,344)	$(8,928)	$(4,786)	$6,597	$(17,321)	$(33,782)
Interest income(1)	(10)	(111)	(3,392)	(266)	(1,451)	(5,230)
Interest expense(2)	—	—	6,208	—	5,565	11,773
Income tax expense	—	11	—	—	(23)	(12)
Depreciation and amortization	3,002	5,077	895	227	283	9,484
Stock-based compensation(3)	11,333	3,515	(89)	588	2,955	18,302
Restructuring and reorganization(4)	—	—	—	—	2,509	2,509
Legal contingencies(5)	—	—	—	—	904	904
Adjusted EBITDA	$4,981	$(436)	$(1,164)	$7,146	$(6,579)	$3,948
(1) Interest income includes $3.4 million of interest income related to originated mortgage loans for the three months ended September 30, 2024.
(2) Interest expense includes $3.2 million of interest expense related to our warehouse credit facilities for the three months ended September 30, 2024.
(3) Stock-based compensation consists of expenses related to restricted stock units and our employee stock purchase program.
(4) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities.
(5) Legal contingencies includes expenses related to significant contingent liabilities resulting from litigation or other legal proceedings.

	Three Months Ended September 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Revenue	$177,750	$47,410	$32,923	$10,873	$—	$268,956
Cost of revenue	123,684	10,824	29,629	6,479	—	170,616
Gross profit	54,066	36,586	3,294	4,394	—	98,340
Operating expenses
Technology and development	25,711	15,813	800	1,133	935	44,392
Marketing	10,785	12,245	1,088	20	(43)	24,095
General and administrative	18,418	21,838	6,670	952	7,502	55,380
Restructuring and reorganization	—	—	—	—	—	—
Total operating expenses	54,914	49,896	8,558	2,105	8,394	123,867
(Loss) income from continuing operations	(848)	(13,310)	(5,264)	2,289	(8,394)	(25,527)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	41	42	(73)	207	6,338	6,555
Net (loss) income from continuing operations	$(807)	$(13,268)	$(5,337)	$2,496	$(2,056)	$(18,972)

	Three Months Ended September 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Net (loss) income from continuing operations	$(807)	$(13,268)	$(5,337)	$2,496	$(2,056)	$(18,972)
Interest income(1)	(41)	(81)	(2,886)	(207)	(1,732)	(4,947)
Interest expense(2)	—	—	3,132	—	1,598	4,730
Income tax expense	—	37	70	—	132	239
Depreciation and amortization	3,123	9,681	947	233	312	14,296
Stock-based compensation(3)	11,151	4,255	473	574	2,347	18,800
Gain on extinguishment of convertible senior notes	—	—	—	—	(6,495)	(6,495)
Adjusted EBITDA	$13,426	$624	$(3,601)	$3,096	$(5,894)	$7,651
(1) Interest income includes $2.9 million of interest income related to originated mortgage loans for the three months ended September 30, 2023.
(2) Interest expense includes $3.1 million of interest expense related to our warehouse credit facilities for the three months ended September 30, 2023.
(3) Stock-based compensation consists of expenses related to restricted stock units and our employee stock purchase program. See Note 11 to our consolidated financial statements for more information.

	Nine Months Ended September 30, 2024
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Revenue	$493,885	$152,105	$109,619	$43,088	$—	$798,697
Cost of revenue	371,198	35,453	88,646	21,139	—	516,436
Gross profit	122,687	116,652	20,973	21,949	—	282,261
Operating expenses
Technology and development	84,354	36,577	2,031	2,686	3,328	128,976
Marketing	47,939	42,137	2,221	27	—	92,324
General and administrative	57,178	66,794	19,087	3,279	35,028	181,366
Restructuring and reorganization	—	—	—	—	4,732	4,732
Total operating expenses	189,471	145,508	23,339	5,992	43,088	407,398
(Loss) income from continuing operations	(66,784)	(28,856)	(2,366)	15,957	(43,088)	(125,137)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	6	65	(2,962)	690	(1,098)	(3,299)
Net (loss) income from continuing operations	$(66,778)	$(28,791)	$(5,328)	$16,647	$(44,186)	$(128,436)

	Nine Months Ended September 30, 2024
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Net (loss) income from continuing operations	$(66,778)	$(28,791)	$(5,328)	$16,647	$(44,186)	$(128,436)
Interest income(1)	(40)	(233)	(8,416)	(690)	(4,169)	(13,548)
Interest expense(2)	—	—	11,246	—	16,522	27,768
Income tax expense	—	109	—	—	266	375
Depreciation and amortization	9,302	19,888	2,779	667	704	33,340
Stock-based compensation(3)	34,246	9,978	663	1,688	7,367	53,942
Restructuring and reorganization(4)	—	—	—	—	4,732	4,732
Gain on extinguishment of convertible senior notes	—	—	—	—	(12,000)	(12,000)
Legal contingencies(5)	—	—	—	—	10,154	10,154
Adjusted EBITDA	$(23,270)	$951	$944	$18,312	$(20,610)	$(23,673)
(1) Interest income includes $8.4 million of interest income related to originated mortgage loans for the nine months ended September 30, 2024.
(2) Interest expense includes $8.3 million of interest expense related to our warehouse credit facilities for the nine months ended September 30, 2024.
(3) Stock-based compensation consists of expenses related to restricted stock units and our employee stock purchase program.
(4) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities.
(5) Legal contingencies includes expenses related to significant contingent liabilities resulting from litigation or other legal proceedings.

	Nine Months Ended September 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Revenue(1)	$485,687	$135,636	$107,838	$29,434	$—	$758,595
Cost of revenue	359,625	31,016	93,108	18,178	—	501,927
Gross profit	126,062	104,620	14,730	11,256	—	256,668
Operating expenses
Technology and development	82,650	48,081	2,177	3,475	2,813	139,196
Marketing	51,849	42,509	3,122	46	5	97,531
General and administrative	58,997	73,445	20,323	3,049	30,770	186,584
Restructuring and reorganization	—	—	—	—	7,159	7,159
Total operating expenses	193,496	164,035	25,622	6,570	40,747	430,470
(Loss) income from continuing operations	(67,434)	(59,415)	(10,892)	4,686	(40,747)	(173,802)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	41	115	(224)	475	69,901	70,308
Net (loss) income from continuing operations	$(67,393)	$(59,300)	$(11,116)	$5,161	$29,154	$(103,494)
(1) Included in revenue is $1.2 million from providing services to our discontinued properties segment.

	Nine Months Ended September 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total

	(in thousands)

Net (loss) income from continuing operations	$(67,393)	$(59,300)	$(11,116)	$5,161	$29,154	$(103,494)
Interest income(1)	(41)	(238)	(9,062)	(475)	(7,400)	(17,216)
Interest expense(2)	—	—	9,737	—	5,285	15,022
Income tax expense	—	123	222	—	537	882
Depreciation and amortization	12,819	30,068	2,929	756	1,745	48,317
Stock-based compensation(3)	33,041	11,580	2,554	1,696	6,277	55,148
Acquisition-related costs(4)	—	—	—	—	8	8
Restructuring and reorganization(5)	—	—	—	—	7,159	7,159
Impairment(6)	—	—	—	—	113	113
Gain on extinguishment of convertible senior notes	—	—	—	—	(68,848)	(68,848)
Adjusted EBITDA	$(21,574)	$(17,767)	$(4,736)	$7,138	$(25,970)	$(62,909)
(1) Interest income includes $9.0 million of interest income related to originated mortgage loans for the nine months ended September 30, 2023.
(2) Interest expense includes $9.7 million of interest expense related to our warehouse credit facilities for the nine months ended September 30, 2023.
(3) Stock-based compensation consists of expenses related to restricted stock units and our employee stock purchase program.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities.
(6) Impairment consists of an impairment loss due to subleasing one of our operating leases.

Reconciliation of Adjusted EBITDA Guidance to Net Loss Guidance
(unaudited, in millions)

	Three months ending December 31, 2024
	Low	High
Net loss	(32)	(25)
Net interest expense	6	6
Depreciation and amortization	9	9
Stock-based compensation	18	18
Adjusted EBITDA	1	8
Note: Figures may not sum due to rounding.